UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 30, 2019

MONRO, INC.

(Exact name of registrant as specified in its charter)

New York	0-19357	16-0838627
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Holleder Parkway, Rochester, New York	14615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 647-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	MNRO	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 30, 2019, the Board of Directors of Monro, Inc. (the “Company”) appointed Rob Rajkowski to serve as the Chief Operating Officer of the Company.

In his role as Chief Operating Officer, Mr. Rajkowski will be paid an annual base salary of $315,000 and will be eligible to receive an annual cash bonus of up to 50% of his annual base salary pursuant to the terms of the Company’s bonus plan and upon the achievement of corporate objectives as determined by the Compensation Committee of the Board of Directors. Mr. Rajkowski will also participate in the Company’s other incentive and welfare and benefit plans made available to executives. Mr. Rajkowski’s compensation will be reviewed annually by the Compensation Committee.

In connection with his appointment, Mr. Rajkowski was granted options to purchase 10,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), under the Company’s stock incentive plan, which options vest in four installments over a four-year period and have an exercise price per share equal to the closing price of the Common Stock on September 30, 2019. Also in connection with his appointment, he will enter into an agreement with the Company with respect to certain payments to Mr. Rajkowski in the event of a future termination without cause or a change of control of the Company. The Company intends to file this agreement with its next Quarterly Report on Form 10-Q.

Mr. Rajkowski, age 55, brings nearly 15 years of experience in the automotive industry across a number of operations and marketing roles in corporate, franchisee and franchisor business models. Prior to joining the Company, Mr. Rajkowski had served as the Chief Operating Officer of AAMCO Transmission and Total Car Care since February 2014. He also previously served as Chief Marketing Officer at Heartland Automotive Services (Jiffy Lube) from July 2010 to January 2014 and as a General Manager – Retail Stores at The Goodyear Tire & Rubber Company. He holds a bachelor’s degree from East Stroudsburg University.

There are no family relationships between Mr. Rajkowski and any director or executive officer of the Company, and he does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	The following is a list of exhibits furnished with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press release announcing the appointment of Chief Operating Officer, dated September 30, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONRO, INC.
(Registrant)

October 4, 2019	By:	/s/ Maureen E. Mulholland
Maureen E. Mulholland
Senior Vice President – General Counsel and Secretary